UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):

November 12, 2013

ioWorldMedia, Incorporated

(Exact name of registrant as specified in charter)

Florida	000-27574	59-3350778
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5025 West Lemon Street, Suite 200, Tampa, Florida		33609
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (813) 637-2229

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.02  Unregistered Sales of Equity Securities

On November 12, 2013, ioWorldMedia, Incorporated (the “Company”) sold a 10% Convertible Debenture to an unaffiliated accredited institutional investor in the principal amount of $200,000 (the “Convertible Debenture”).  The Company will use the proceeds from this transaction for general corporate and working capital purposes.

The Convertible Debenture accrues interest at the rate of 10% per annum.  The entire principal amount of the Convertible Debenture and the accrued and unpaid interest thereon shall be due one year from issuance; provided, however, the entire principal amount thereof, together with all accrued and unpaid interest thereon, shall automatically convert prior to the maturity date into the right to receive shares of the Company’s common stock, par value $.001 per share, at a conversion rate of $.0065 per share, at the effective time of the merger of the Company with and into Radioio, Inc. described in the Company’s current report on Form 8-K filed with the Securities and Exchange Commission on October 29, 2013.  The form of Convertible Debenture is attached hereto as Exhibit 4.1.

The Company relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, for transactions by the issuer not involving a public distribution of securities in connection with the sale and issuance of the Convertible Debenture.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description
4.1	Form of 10% Convertible Debenture issued by ioWorldMedia, Incorporated to an unaffiliated institutional investor on November 12, 2013 in the principal amount of $200,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IOWORLDMEDIA, INCORPORATED

November 14, 2013	By:	/s/ Zachary McAdoo
Zachary McAdoo
Chairman, President, Chief Executive Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of 10% Convertible Debenture issued by ioWorldMedia, Incorporated to an unaffiliated institutional investor on November 12, 2013 in the principal amount of $200,000.